UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2003

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20537	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.                    Other Events

On September 23, 2003, Walter Industries, Inc. (the “Company”) issued a press release announcing the Company had entered into a definitive agreement to sell its Applied Industrial Materials Corporation (AIMCOR) subsidiary to Oxbow Carbon & Minerals LLC for $127.7 million.  A copy of the press release is attached hereto as Exhibit (99) and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Charles E. Cauthen
Title:	Charles E. Cauthen
Sr. Vice President and Controller

Date:  September 24, 2003

Exhibit Index

(99) Press release dated September 23, 2003 issued by Walter Industries, Inc.